THE ALLIANCE PORTFOLIOS
- Strategic Balanced Fund

N-SAR


77.I
	In 1996, the Fund issued a new class of shares, Advisor Class shares. Advisor Class shares, along with Class A, Class B, Class C shares each represent an interest in the same portfolio of investments of the Fund, have the same rights and are identical in all respects, except that (i) Class A shares bear the expense of the initial sales charge (or contingent deferred sales charge, when applicable) and Class B and Class C shares bear the expense of the deferred sales charge, (ii) Class B shares and Class C shares each bear the expense of a higher distribution services fee than that borne by Class A shares, and Advisor Class shares do not bear such a fee, (iii) Class B and Class C shares bear higher transfer agency costs than that borne by Class A and Advisor Class shares; (iv) each of Class A, Class B and Class C has exclusive voting rights with respect to provisions of the Rule 12b-1 Plan pursuant to which its distribution services fee is paid and other matters for which separate class voting is appropriate under applicable law, provided that, if the Fund submits to a vote of the Class A shareholders, an amendment to the Rule 12b-1 Plan that would materially increase the amount to be paid thereunder with respect to the Class A shares, then such amendment will also be submitted to the Class B and Advisor Class shareholders and the Class A, the Class B and the Advisor Class shareholders will vote separately by class; and
(v) Class B and Advisor Class shares are subject to a conversion feature. Each class has different exchange privileges and certain different shareholder service options available.

77.Q1

	  (1)(a)	Agreement and Declaration of Trust of the
Registrant - Incorporated by reference (filed as Exhibit 1(a) to Post-Effective Amendment No. 28 of Registration Statement on Form N-1A, filed January 30, 1998 - File Nos. 33-12988 and 811-5088).

		(b)	Amendment No. 1 to Agreement and Declaration of
Trust of the Registrant - Incorporated by reference (filed as Exhibit 1(b) to Post-Effective Amendment No. 28 of Registration
Statement on Form N-1A, filed January 30, 1998 - File Nos. 33-12988 and 811-5088).

		(c)	Amendment No. 2 to Agreement and Declaration of
Trust of the Registrant - Incorporated by reference (filed as Exhibit 1(c) to Post-Effective Amendment No. 28 of Registration
Statement on Form N-1A, filed January 30, 1998 - File Nos. 33-12988 and 811-5088).

	  (2)(a)	By-Laws - Incorporated by reference (filed as
Exhibit 2(a) to Post-Effective Amendment No. 26 of Registration
Statement on Form N-1A, filed August 28, 1997 - File Nos. 33-12988 and 811-5088).

		(b)	Amendment to By-Laws - Incorporated by reference
(filed as Exhibit 2(b) to Post-Effective Amendment No. 26 of
Registration Statement on Form N-1A, filed August 28, 1997 - File
Nos. 33-12988 and 811-5088).

Investment Advisory Agreement between the Registrant and Alliance Capital Management L.P. - Incorporated by reference (filed as
Exhibit 5 to Post-Effective Amendment No. 26 of Registration Statement on Form N-1A, filed August 28, 1997 - File Nos. 33-12988 and 811-5088).